                                                                     Exhibit 4.1


RESTATED CERTIFICATE OF INCORPORATION OF
FMC CORPORATION

FMC CORPORATION, a corporation organized and existing under the laws of the State of Delaware, (the "Corporation") DOES HEREBY CERTIFY AS FOLLOWS:

     1. The name of the Corporation is FMC CORPORATION. The name under which the Corporation was originally incorporated is JOHN BEAN MFG. CO. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 10, 1928.

     2. The text of the Restated Certificate of Incorporation of the Corporation as heretofore amended or supplemented is hereby restated, without further amendment or changes, to read in full as follows:

FIRST:  The name of the Corporation is FMC CORPORATION.

SECOND: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on by the Corporation, are as follows:

     (a) To manufacture, design, buy, sell, lease or otherwise deal in machinery, tractors, pumps, agricultural implements, equipment, appliances and apparatus of every description and for any use or purpose whatsoever.

     (b) To manufacture, produce, buy, sell and deal in chemicals of every description, organic and inorganic, natural or synthetic, in the form of raw materials, intermediates, or finished products (including films and fibers) and any other related products whatsoever and by-products derived from the manufacture thereof and products to be made therefrom and to do all things incident thereto. To produce, manufacture, store, transport, buy, sell, exchange and generally deal in chemicals and chemical products, minerals and mineral products of every nature and description.

     (c) To engage in, conduct and carry on the business of manufacturing, buying, selling, erecting and dealing in materials handling, processing, construction and mechanical power transmission machinery, electronic, mechanical and industrial equipment, and the parts therefor and components thereof.

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

     (d) To lay down, construct, manufacture, own and operate tanks, cars, pipes, pipe lines, tubes, pump stations, connections, fixtures, storage houses, laboratory, and such machinery, apparatus, devices and arrangements as may be necessary to operate the same. To own, hold, use and occupy such lands, rights of way, easements, franchises, buildings and structures as may be necessary to the purposes of the Corporation.

     (e) To manufacture, buy, contract for, lease and in any and all other ways acquire, take, hold, own and to deal in, sell, transfer, mortgage, pledge, hypothecate or convey in trust, lease or otherwise dispose of, goods, wares and merchandise of every name, nature and description whatsoever.

     (f) To apply for, obtain, register, purchase, license or otherwise acquire, and to hold, own, use, operate, sell, assign, license or otherwise dispose of, trademarks, trade names, copyrights, patents, inventions, improvements, processes and formulae of any nature whatsoever, and letters patent of the United States or elsewhere.

     (g) To buy, contract for, and in any and all other ways acquire, take, hold, own and deal in, sell, transfer, mortgage, pledge, hypothecate or convey in trust, or otherwise dispose of, the stock and bonds of this and other corporations, domestic or foreign.

     (h) To enter upon, purchase, lease or otherwise acquire, hold, develop, improve, lease or otherwise use, mortgage or otherwise encumber and sell, convey, transfer, exchange or otherwise dispose of real property, either improved or unimproved, and leases, leaseholds, easements, rights of way, franchises and other rights and interests therein of every kind and description, and to engage in mining.

     (i)  To act as agent or broker for any other person, firm or corporation.

     (j) To loan money, without security therefor, to any person, firm or corporation; to borrow money for any of the objects or purposes of the Corporation without limit as to amount, and from time to time to issue evidences of indebtedness, secured or unsecured, of the Corporation, for moneys so borrowed, or in payment for property acquired, or for any other of the objects or purposes of the Corporation or in connection with its business; and to secure such evidences of indebtedness by mortgage, pledge, deed of trust or other lien upon, or assignment of or agreement in respect of, any or all the property, assets, rights, licenses, privileges or franchises of the Corporation acquired or to be acquired, and to pledge, sell or otherwise dispose of any or all such evidences of indebtedness of the Corporation for its corporate purposes.

     (k) To promote, or to aid in any manner financially or otherwise, any corporation or association of which any stocks, bonds, or other evidences of indebtedness or

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          securities are held directly or indirectly by the Corporation; and for this purpose to guarantee the contracts, dividends, stocks, bonds, notes and other obligations of such other corporations or associations; and to do any other acts or things designed to protect, preserve, improve or enhance the value of such stocks, bonds or other evidences of indebtedness or securities.

     (l) To carry on any other lawful business whatsoever, including the providing of services, which may seem to the Corporation capable of being carried on in connection with the above, or calculated directly or indirectly to promote the interest of the Corporation or to enhance the value of its properties; and to have, enjoy and exercise all the rights, powers and privileges which are now or which may hereafter be conferred upon corporations organized under the General Corporation Law of the State of Delaware.

     (m) To conduct its business (including the holding, purchasing, mortgaging and conveying of real and personal property) in the State of Delaware, other states, the District of Columbia, the territories, colonies and possessions of the United States and in foreign countries; and to maintain such offices either within or without the State of Delaware as may be convenient; provided, however, that nothing herein contained shall be deemed to authorize the Corporation to construct, hold, maintain or operate within the State of Delaware railroads, railways, telegraph or telephone lines, or to carry on within said State any public utility business.

     (n) To have one or more offices, to carry on any or all of its operations and business, and, without restriction or limit as to amount, to purchase, lease or otherwise acquire, hold and own, and to mortgage, sell, convey, lease or otherwise dispose of, real and personal property of every class and description, in any of the states or territories of the United States and in the District of Columbia, and in any and all foreign countries, subject to the laws of such state, district, territory or country.

     (o) To do any and all things herein set forth and in addition such other acts and things as are necessary or convenient to the attainment of the purposes of the Corporation, or any of them, to the same extent as natural persons lawfully might or could do in any part of the world, in so far as such acts are permitted to be done by a corporation organized under the General Corporation Law of the State of Delaware.

     (p) To enter into a partnership or joint venture with any person, association, firm or corporation.

The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the Corporation, and are in furtherance of, and in addition to, and not in limitation of the general powers conferred by the laws of the State of Delaware.

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FOURTH: (a) The total number of shares of stock which the Corporation shall have authority to issue is 135,000,000 shares, consisting of 130,000,000 shares of Common Stock, par value $.10 per share, and 5,000,000 shares of Preferred Stock, without par value.

(b) The shares of Preferred Stock shall be issued in series, as may be determined from time to time by the Board of Directors, each such series to be appropriately designated by a distinguishing number, letter of title prior to the issue of any shares thereof, and there is hereby expressly granted to the Board of Directors of the Corporation authority to fix the voting power, the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each such series of Preferred Stock in the resolution or resolutions adopted by the Board of Directors providing for the issue of such Preferred Stock. Whenever the term Preferred Stock is used in this Article FOURTH, it shall be deemed to mean and include all series of the Preferred Stock, unless the context shall otherwise require.

(c) The description of the Common Stock and of its designations, powers, preferences and rights, and of its qualifications, limitations, or restrictions are as follows:

     1. Out of the assets of the corporation, which are by law available for the payment of dividends remaining after full cumulative dividends upon any Preferred Stock then outstanding and entitled thereto shall have been declared and paid or set apart for payment for all past dividend periods, and after full dividends on any Preferred Stock for the current dividend period shall have been declared and paid or set apart for payment, and after making such provisions, if any, as the Board of Directors may deem advisable for working capital or for any reserve or reserves, including reserves for payment of future dividends upon any Preferred Stock, then, and not otherwise, dividends may be declared and paid upon the Common Stock to the exclusion of the holders of Preferred Stock.

     2. The holders of the Common Stock shall vote share for share, together with the holders of any series of the Preferred Stock entitled to have voting rights, as one class for the election of directors and for all other purposes, except as may be provided by the Board of Directors with any series of the Preferred Stock.

(d) The shares of all classes of stock of the corporation may be issued by the corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors of the corporation, provided that shares of stock having a par value shall not be issued for a consideration less than such par value. No holders of stock of the corporation of any class, as such, shall have any preemptive or preferential right of subscription to any shares of any class of stock of the corporation whether now or hereafter authorized, or to any obligations convertible into stock of the corporation, or any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may, from time to time, determine with respect thereto; and any shares of stock or convertible obligations which the Board of Directors may determine to offer for subscription to the holders of stock of the corporation may, as said Board shall determine, be offered to the holders of any class or

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classes of stock exclusively, or to the holders of all classes of stock, and, if offered to more than one class of stock, in such proportion as between said classes of stock as the Board of Directors in its discretion may determine. As used herein, the expression "convertible obligations" shall include any notes, bonds or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase stock of the corporation of any class or classes. The Board of Directors is hereby expressly authorized, in its discretion, in connection with the issue of any obligations or stock of the corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase stock of the corporation of any class upon such terms and during such period as the Board of Directors shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable.

At any time, or from time to time, the corporation may grant rights or options to purchase from the corporation any shares of its stock of any class or classes to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the Board of Directors may determine.

The Board of Directors shall have authority, as provided by law, to determine that only a part of the consideration, which shall be received by the corporation for the shares of its stock which it shall issue from time to time, shall be capital, provided, however, that, if all the shares issued shall be shares having a par value, the amount of the part of such consideration so determined to be capital shall be equal to the aggregate par value of such shares. The excess, if any, at any time, of the total net assets of the corporation over the amount so determined to be capital, as aforesaid, shall be surplus.

All classes of stock of the corporation shall be and remain at all times nonassessable.

FIFTH: The minimum amount of capital with which the Corporation shall commence business is $1,000.

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

EIGHTH: The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and its directors and stockholders:

     (a) A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall any transaction or contract of the Corporation be void or voidable or affected by reason of the fact that any director, or any firm of which any director is a member, or any corporation of which any director is an officer, director or stockholder, is in any

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

          way interested in such transaction or contract; provided that at the meeting of the Board of Directors or of a committee thereof having authority in the premises, authorizing or affirming such contract or transaction, the existence of the interest of such director, firm or corporation is disclosed or made known and there shall be present a quorum of the Board of Directors or of the directors constituting such committee, and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Nor shall any director be liable to account to the Corporation for any profit realized by him from or through any such transaction or contract of the Corporation ratified or approved as aforesaid, by reason of the fact that he or any firm of which he is a member, or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors or such committee for the purpose of determining the existence of a quorum. Any contract, transaction or act of the Corporation or of the Board of Directors or of any committee thereof (whether or not approved or ratified as hereinabove in this paragraph provided) which shall be ratified by a majority in interest of a quorum of the stockholders having voting power at any annual meeting or any special meeting called for such purpose, shall be as valid and as binding as though ratified by every stockholder of the Corporation.

     (b) The number of directors which shall constitute the whole Board shall be such as from time to time shall be fixed by resolution adopted by affirmative vote of a majority of the whole Board except that such number shall not be less than three (3) nor more than fifteen (15), the exact number to be eleven (11) until otherwise determined by resolution adopted by affirmative vote of a majority of the whole Board. Commencing with the annual election of directors by the stockholders of the Corporation in 1983, the directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Membership in such classes shall be as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the annual election of directors by the stockholders of the Corporation in 1984, the term of office of the initial Class II directors shall expire at the annual election of directors by the stockholders of the Corporation in 1985, and the term of office of the initial Class III directors shall expire at the annual election of directors by the stockholders of the Corporation in 1986, or thereafter when their respective successors in each case are elected by the stockholders and qualified subject, however, to prior death, resignation, retirement, disqualification or removal from office. At each succeeding annual election of directors by the stockholders of the Corporation beginning in 1984, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual election of directors by the stockholders of the Corporation, or thereafter when their respective successors in each case are elected by the stockholders and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of

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          directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

          Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section (b) of Article EIGHTH unless expressly provided by such terms.

          Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause and only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

     (c) Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the director's power to manage the business and affairs of the Corporation; and no By-Law shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

     (d) The directors shall have the power to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

     (e) The Board of Directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other purpose or purposes, and to abolish or

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          add to any such reserve or reserves from time to time as said Board may deem to be in the interest of the Corporation; and said Board shall likewise have power to determine in its discretion, except as herein otherwise provided, what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

     (f) The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

     (g) Except as otherwise provided in the By-Laws, the stockholders of the Corporation and the Board of Directors may hold their meetings and have an office or offices outside of the State of Delaware, and, subject to the provisions of the laws of said State, may keep the books of the Corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors.

     (h) The By-Laws of the Corporation may confer powers upon the directors in addition to those granted in the Certificate of Incorporation, as amended, and in addition to the powers expressly conferred upon them by the laws of the State of Delaware.

     (i) Any action required or permitted to be taken by the stockholders of the Corporation must be effected as a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

     (j) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article EIGHTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article EIGHTH shall apply to, or have any effect on, the liability or alleged liability of any

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            director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

NINTH: Certain Business Combinations

SECTION 1. Vote Required for Certain Business Combinations.

A. Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in section 2 of this Article NINTH:

     (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

     (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $50,000,000 or more; or

     (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $50,000,000 or more; or

     (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder of any Affiliate of any Interested Stockholder; or

     (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article NINTH, each share of the Voting Stock shall have the number of

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votes granted to it pursuant to Article FOURTH of this Certificate of
Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

B. Definition of "Business Combination". The term "Business Combination" as used in this Article NINTH shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of this Section 1.

SECTION 2. When Higher Vote is Not required. The provisions of Section 1 of this Article NINTH shall not be applicable to any particular Business Combination involving an Interested Stockholder, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

SECTION 3. Certain Definitions. For the purposes of this Article NINTH:

A.  A "person" shall mean any individual, firm, corporation or other entity.

B. "Interested Stockholder" shall mean any person (other than the Corporation, any Subsidiary or any employee benefit plan of the Corporation) who or which:

     (i) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

     (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then outstanding Voting Stock; or

     (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

C.  A person shall be a "beneficial owner" of any Voting Stock:

     (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

     (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time),

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

            pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

     (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

D. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or, upon exercise of conversion rights, warrants or options, or otherwise.

E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on February 22, 1986.

F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

G. "Disinterested Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any other Director who is unaffiliated with the Interested Stockholder and, prior to such Director's election or appointment as a director, was recommended or approved by a majority of Disinterested Directors then on the Board.

SECTION 4. Powers of the Board of Directors. A majority of the directors of the Corporation shall have the power and duty to determine for the purposes of this Article NINTH, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $50,000,000 or more. A majority of the directors of the Corporation shall have the further power to interpret all the terms and provisions of this Article NINTH.

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SECTION 5. No Effect of Fiduciary Obligations of interested Stockholders.
Nothing contained in this Article NINTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

SECTION 6. Amendment, Repeal, etc. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article NINTH.

TENTH: (a) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, paragraphs (b) and (i) of Article EIGHTH hereof and Article III, Sections 1(b) and 5 and Article IV, Sections 2 and 3 of the Bylaws of the Corporation shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this paragraph (a) of Article TENTH.

(b) The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Certificate of Incorporation, or any amendment thereof, in the manner now or hereafter prescribed by the laws of the State of Delaware or this Certificate of Incorporation, and all rights conferred upon the stockholders of the Corporation are granted subject to this reservation.

     3. The foregoing Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation at a meeting of such Board of Directors duly called, convened and held in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

     4. The foregoing Restated Certificate of Incorporation of the Corporation only restates and integrates and does not further amend the provisions of said Corporation's Restated Certificate of Incorporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of the foregoing Restated Certificate of Incorporation.

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

IN WITNESS WHEREOF, said FMC CORPORATION has caused this          Restated
Certificate of Incorporation to be signed by J. Paul McGrath, its Senior Vice President, General Counsel and Secretary and its corporate seal to be hereunto affixed and attested by Charlotte Mitchell Smith, its Assistant Secretary, this 16th day of June, 1998.

     FMC CORPORATION


                                       By: /s/ J. Paul McGrath
                                          --------------------------------
                                            Senior Vice-President, General
                                            Counsel and Secretary

ATTEST:

By: /s/ Charlotte Mitchell Smith
   -----------------------------
      Assistant Secretary

State of Illinois

                    ss:

County of Cook

I, Barbara J. Neal, a Notary Public in and for said County and State, hereby certify that J. Paul McGrath personally known to me to be a Senior Vice President, General Counsel and Secretary of FMC Corporation, and Charlotte Mitchell Smith, personally known to me to be an Assistant Secretary of said corporation, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such Senior Vice President, General Counsel and Secretary and Assistant Secretary respectively they signed and delivered the said instrument as Senior Vice President, General Counsel and Secretary and Assistant Secretary, respectively of said corporation, and caused the corporate seal of said corporation to be affixed thereto, pursuant to authority given by the Board of Directors of said corporation, as their free and voluntary act, and as the free and voluntary act and deed of said corporation for the uses and purposes therein set forth set forth.

Given under my hand and official seal this 16th day of June, 1998.

                                          /s/ Barbara J. Neal
                                          ---------------------------------
                                          Notary Public
                                          Commission Expires:  June 6, 1999

Notary Seal

                                       -------------------------------
                                               "OFFICIAL SEAL"
                                               BARBARA J. NEAL
                                       Notary Public State of Illinois
                                        My Commission Expires 6-6-99
                                       -------------------------------

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